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                                                                   EXHIBIT 10.24
February 1, 2001



Dale Walker
22 West 66th Street #14
New York, NY 10023

Dear Dale:

I am very pleased to offer you a position with Digital Insight Corporation (the "Company") as its President and Chief Operating Officer. Your date of hire will be February 12, 2001. It is agreed that this date may be moved out subject to your reasonable need to recuperate from shoulder surgery. In this capacity you will report to John Dorman, Chairman and Chief Executive Officer, and over a mutually agreed upon phase-in period, be responsible for the following direct reports: Senior Vice President Operations, Senior Vice President Lending Division, Senior Vice President Sales & Marketing and the Senior Vice President Product Management & Engineering. It is the intent that you will be responsible for all officers reporting to the CEO other than the Chief Financial Officer. Additionally, your appointment to the Board of Directors of the Company was approved today, February 1, 2001 and will become effective as of your date of hire.

You will be classified as an exempt, full time employee and receive an annual salary of $300,000, which will be paid in accordance with the Company's normal pay procedures. Digital Insight will provide a non-recourse, interest-free loan of $210,000, to assist you with relocation expenses. The loan will be issued during the first payroll cycle after your start date and will be evidenced by a promissory note similar to the one attached hereto. The principal amount of the loan will be forgiven in equal annual amounts over a three (3) year period as specified in the terms and conditions of the promissory note. Additionally, you will be eligible to participate in the Company's executive management incentive program with targeted bonus compensation equal to 50% of your annual salary.
The amount of the bonus award is subject to the sole discretion of the Company Board of Directors, based upon performance targets for the Company.

In addition, the Company will reimburse you through its standard business expense process for the direct cost of moving household goods, including the cost of insuring those goods, which costs are estimated to be approximately $25,000. In addition, the cost of temporary housing up to $10,000 per month for three months and the reasonable cost of travel between Calabasas and New York for you and your wife during the relocation process will be reimbursed through the standard business expense process, subject to the approval of the CEO as provided by that process. If the moving cost and the relocation process are expected to exceed these estimates, you agree to notify the CEO.

Subject to Board approval, you will be granted a stock option to purchase 440,000 shares of Digital Insight Common Stock. The exercise price for the grant will be equal to the Nasdaq closing price of our stock on March 2, 2001. The shares underlying the option will vest over a 48-month period with 25% vesting 12 months after your date of hire and 1/48th of the total grant vesting monthly thereafter. The stock option is subject to the terms and conditions of our stock option plan and will be documented separately by our standard stock option agreement. In the event of a "Change in Control" of the Company, 50% of the remaining unvested shares underlying your option as of that date will be immediately vested. As used in this offer, a "Change in Control" shall mean any of the following transactions to which the Company is a party:

     (i) a merger or consolidation in which the Company is not the surviving entity, except for (A) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (B) a transaction in which the

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           Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

     (iii) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction. Notwithstanding the foregoing, in the event the acceleration of the vesting of your option upon a Change in Control would prevent an acquisition from being treated as a "pooling-of-interests" for financial accounting purposes by the surviving entity, and such treatment is a condition to the acquisition, the foregoing benefits will be equitably adjusted to the extent necessary to effectuate such pooling-of-interests treatment.

You will be eligible to receive Company benefits enjoyed by all Digital Insight employees in accordance with the eligibility terms and conditions of these programs. As an executive officer of the Company you will exempt from the normal limits on paid time off that are defined in the Employee Handbook, and the Company will not accrue paid time off for you. It is expected that you will take paid time off as needed and at your discretion, subject only to the approval of the Chief Executive Officer. Participation in the Company's AXIS.ABLE Flex Benefits program will be effective as of your date of hire. These programs will be reviewed with you in detail during your new hire orientation.

As a condition of your employment with Digital Insight, you will be required to sign an employee Nondisclosure Agreement which requires, among other provisions, the assignment of patent rights to any invention made during your employment at the Company and non-disclosure of proprietary information. You agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company. As an employee of the Company, you will also be expected to abide by other Company rules, regulations and policies and acknowledge in writing that you have read the Company's Employee Handbook (once it has been made available to you). Employment is also conditioned upon satisfactory results on a background investigation.

For purposes of federal immigration law, you will be required to provide proof of eligibility to work in the United States. Such documentation must be provided to us within three (3) business days of your date of hire, or our employment relationship with you may be terminated.

For clarification and the protection of both you and the Company, this letter and the agreement relating to proprietary rights between you and the Company, set forth the terms of your employment with the Company and represents the sole agreement between you and Digital Insight. It constitutes and expresses the entire agreement regarding your employment. Any previous promises, representations or understanding relative to any terms and conditions are not to be considered as part of this offer unless expressed here in writing. It is understood that employment is at the mutual consent of the employee and the Company. Accordingly, either the employee or the Company can terminate the employment relationship at will, at any

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time, with or without cause or advance notice, and without further obligation except as defined in this letter and other documents referenced in this letter.

If your employment with the Company is terminated without "Cause" after three months but before twelve months of employment, the Company will provide salary and benefits continuation for a period of up to nine (9) months from the termination date, ending no earlier than the one year anniversary of your date of hire. For purposes of the foregoing sentence, the term "Cause" shall mean:
(i) the conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company which adversely affects the Company in a material way; (iii) willful breach of the Company's rules, regulations and policies which adversely affects the Company in a material way; (iv) causing intentional damage to the Company's property or business; (v) conduct which constitutes gross insubordination; or
(vi) habitual neglect of duties; provided that the action or conduct described in clauses (iii), (v) and (vi) above will constitute "Cause" only if such action or conduct continues after the Company has provided Employee with written notice thereof and a reasonable opportunity (to be not less than 30 days nor more than 90 days) to cure the same. For the above purposes, a termination by the Company without Cause includes a termination of employment by you within 30 days following the assignment of any duties to you which is inconsistent with, or reflecting a materially adverse change in, your position, duties, responsibilities or status with the Company.

This letter may not be modified or amended except by a written agreement, signed by you and the Chairman and Chief Executive Officer of the Company.

To accept this offer, please sign and date this letter in the space provided below and return it to me.

As you know Digital Insight is a growing Company with a bright future. I am delighted to extend this offer to you, and look forward to working with you at Digital Insight.

Best regards,                                  Acceptance:


/s/ Dawn M. Batey
                                                /s/ Dale R. Walker
Dawn M. Batey                                   -------------------------
Director of Human Resources
                                                Date:
                                                     -------------------

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                                PROMISSORY NOTE

$210,000                                            January 31, 2001
--------                                            ----------------


     FOR VALUE RECEIVED, the undersigned,      Dale Walker    (the "Maker"),
                                          -------------------
whose address is 22 West 66th Street #14, New York, NY 10023, promises to pay to
                 -------------------------------------------
the order of DIGITAL INSIGHT CORPORATION, a Delaware corporation (the "Lender" or "Company"), at its office at 26025 Mureau Road, Calabasas, California 91302 in lawful money of the United States, or at such other address as the holder hereof may from time to time designate in writing, the principal amount of two hundred-ten thousand Dollars ($210,000.00).

     This Note is non-recourse, interest free and matures on January 1, 2004 (the "Maturity Date).

     The entire unpaid principal shall become due and owing on the Maturity Date. So long as Maker remains in Service of Lender on the dates set forth below, the unpaid balance (the "Amounts Forgiven"), shall be forgiven by Lender as follows:

                Date                              Amounts Forgiven
                ----                              ----------------

          January 1, 2002                             $70,000
          January 1, 2003                             $70,000
          January 1, 2004                             $70,000

     For purposes of this Note, "Service" shall mean the performance of services for the Company or any parent or subsidiary corporation of the Company by Maker in the capacity of an employee or an independent consultant or advisor.

     Prior to the Maturity Date, in the event Maker voluntarily terminates his employment with Lender or is terminated for "Cause," the entire unpaid principal balance due upon the date of such termination (after taking into account the previous Amount(s) Forgiven) shall be immediately due and payable. In the event there is a "Change in Control" or Maker is terminated without "Cause," the entire unpaid principal shall be forgiven by Lender, and Maker shall have no further obligation under this Note. For purposes of this Note, the term "cause" shall mean: (i) the conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against Lender which adversely affects Lender in a material way; (iii) willful breach of Lender's rules, regulations and policies which adversely affects Lender in a material way; (iv) causing intentional damage to the Company's property or business; (v) conduct which constitutes gross insubordination; or
(vi) habitual neglect of duties; provided that the action or conduct described in clauses (iii), (v) and (vi) above will constitute "Cause" only if such action or conduct continues after the Lender has provided Maker with written notice thereof and a reasonable opportunity (to be not less than 30 days nor more than 90 days) to cure the same. For the above purposes, a termination of employment by the Lender without Cause includes a termination of employment by Maker within 30 days following the assignment of any duties to Maker inconsistent with, or reflecting a materially adverse change in, Maker's position, duties, responsibilities or status with Lender.

          For purposes of this Note, the term "Change in Control" shall mean any of the following stockholder-approved transactions to which the Company is a party:

(iv) a merger or consolidation in which the Company is not the surviving entity, except for (A) a transaction the principal purpose of which is to change the state of the Company's incorporation, or (B) a transaction in which the Company's stockholders immediately prior to such merger or consolidation hold (by virtue of securities received in exchange for their shares in the Company) securities of the surviving entity representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction;

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(v)  the sale, transfer or other disposition of all or substantially all of the assets of the Company unless the Company's stockholders immediately prior to such sale, transfer or other disposition hold (by virtue of securities received in exchange for their shares in the Company) securities of the purchaser or other transferee representing more than fifty percent (50%) of the total voting power of such entity immediately after such transaction; or

(vi) any reverse merger in which the Company is the surviving entity but in which the Company's stockholders immediately prior to such merger do not hold (by virtue of their shares in the Company held immediately prior to such transaction) securities of the Company representing more than fifty percent (50%) of the total voting power of the Company immediately after such transaction. Notwithstanding the foregoing, in the event the acceleration of the vesting of your option upon a Change in Control would prevent an acquisition from being treated as a "pooling-of-interests" for financial accounting purposes by the surviving entity, and such treatment is a condition to the acquisition, the foregoing benefits will be equitably adjusted to the extent necessary to effectuate such pooling-of-interests treatment.


     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name on the day and year first above written.


MAKER:


/s/ Dale R. Walker                     /s/ Kevin McDonnell
----------------------------------     ---------------------------------------
Dale Walker                Date        Chief Financial Officer         Date

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